EXHIBIT 99.3(c)


             IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                        IN AND FOR NEW CASTLE COUNTY

          -----------------------------------x
                                             :
          TIGER OPTIONS, L.L.C,              :
                                             :
                              Plaintiff,     :
                                             :
                    v.                       :
                                             :  CIVIL ACTION NO. 15936
          ROBERT L. JOHNSON, JOHN C. MALONE, :
          DENZEL WASHINGTON, DELANO E. LEWIS,:
          SHEILA CRUMP JOHNSON, PETER R.     :
          BARTON, HERBERT P. WILKINS, SR.,   :
          BET HOLDINGS, INC. and TELE-       :
          COMMUNICATIONS, INC.,              :
                                             :
                              Defendants.    :
                                             :
          -----------------------------------x

                           CLASS ACTION COMPLAINT

                    Plaintiff, by its attorneys, for its
          Complaint alleges, upon information and belief, except as to the allegations contained in paragraph 2, which plaintiff alleges upon knowledge, as follows:

                              NATURE OF ACTION

                    1.   Plaintiff brings this class action on
          behalf of itself and all other shareholders of defendant BET Holdings, Inc. ("BET Holdings" or the "Company") similarly situated (the "Class") to enjoin defendants from effectuating an unfair cash-out acquisition by a management-led buyout group, which controls a majority of BET Holdings' total shares outstanding, comprised of the Company's Chairman and Chief Executive Officer, Robert L. Johnson and Liberty Media Corporation, which is a wholly-owned subsidiary of defendant Tele-communications, Inc. ("TCI") (collectively "the Buyout Group"), designed to force the sale of the minority shareholders' equity interest in BET Holdings at a grossly inadequate and unfair price of $48 per share. As set forth below, pursuant to the proposed acquisition, the Buyout Group will acquire the remaining equity interest in the Company. Moreover, the acquisition proposal is manifestly unfair as it is substantially below the fair market value of the Company on a private market basis and/or as a multiple of said value.

                                  PARTIES

                    2.   Plaintiff Tiger Options, L.L.C. owns
          and, at all relevant times, owned shares of BET
          Holdings common stock.

                    3.   Defendant BET Holdings is a Delaware
          corporation with its principal executive offices located at One BET Plaza, 1900 W. Place, N.E., Washington, DC 20018-1211. BET Holdings operates in two principal business segments consisting of cable television programming and magazine publishing.

                    4. Tele-communications, Inc. ("TCI") is the largest owner/operator of cable television systems in the United States. As of October 28, 1996, TCI owned or controlled 1,831,600 shares of the Company's Class A stock, or 18% of the total Class A shares outstanding, and 1,831,800 shares of the Company's Class B stock, or 100% of the total Class B shares outstanding.

                    5.   At all relevant times herein, defendant
          Robert L. Johnson ("Johnson") was Chairman of the BET Holdings Board of Directors ("Board"), and the Company's Chief Executive Officer. As of October 28, 1996, Johnson owned or controlled 2,244,475 shares of Class A stock, or 21.8% of the total Class A shares outstanding, and 4.82 million shares of Class C stock, or 100% of the total Class C shares outstanding.

                    6.   At all relevant times herein, defendant
          Shiela Crump Johnson ("Crump Johnson") was a member of the Board and Executive Vice President of BET Holdings.
          Crump Johnson is married to defendant Johnson.

                    7.   At all relevant times herein, the
          following Individual Defendants are also members of the Board of BET Holdings and/or committees thereof as follows:

                         (a)  Defendant John C. Malone ("Malone")
          is a member of the Board and Chairman and Chief
          Executive Officer of TCI.

                         (b)  Defendant Peter R. Barton
          ("Barton") is a member of the Board and a former
          President and Chief Executive Officer of Liberty Media.

                         (c)  Defendant Delano E. Lewis ("Lewis")
          is a member of the Board.

                         (d)  Defendant Denzel Washington
          ("Washington") is a member of the Board.

                         (e)  Defendant Herbert P. Wilkins, Sr.
          ("Wilkins") is a member of the Board.

                    8.   By virtue of their positions as
          directors and/or senior executive officers of BET Holdings and their exercise of control over its business and corporate affairs, defendants Johnson, Crump Johnson, Malone, Barton, Lewis, Washington and Wilkins (collectively the "Individual Defendants") had, and at all relevant times, the power to control and influence, and did control and influence, and cause BET Holdings to engage in the practices complained of herein. Each Individual Defendant owes BET Holdings and its public stockholders fiduciary obligations and is required to: use his or her ability to control and manage BET Holdings in a fair, just and equitable manner; act in furtherance of the best interests of BET Holdings and its public stockholders; govern BET Holdings in such a manner as to heed the expressed views of its public shareholders; refrain from abusing his or her position of control; provide full disclosure to the public shareholders; and not favor his or her own or any other party's interests at the expense of BET Holdings and its public Shareholders

                    9. At all relevant times herein, The Buyout Group owned and controlled a majority of the total outstanding shares of BET Holdings common stock. Said defendants have failed to discharge their fiduciary duties to plaintiff and the other members of the Class because of the domination and control that it exercises over the affairs of BET Holdings, along with its representation on the Company's seven member Board. As a result of this domination and control, said defendants have decided to acquire the remaining outstanding shares of BET Holdings at a grossly inadequate price to the detriment of the public shareholders.

                          CLASS ACTION ALLEGATIONS

                    10. Plaintiff brings this action pursuant to Rule 23 of the Rules of the Court of Chancery, for declaratory, injunctive and other relief on its own behalf and as a class action on behalf of all public stockholders of BET Holdings (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants) and their successors in interest, who are being deprived of their equity interest in BET Holdings by the wrongful acts of the defendants described herein.

                    11.  This action is properly maintainable as
          a class action for the following reasons:

                         (a)  The class of stockholders for whose
          benefit this action is brought is so numerous that joinder of all class members is impracticable. As of October 28, 1996, BET Holdings had approximately 10,125,205 shares of Class A stock duly issued and outstanding, which traded on the New York Stock Exchange, and were owned by thousands of shareholders. Members of the Class are scattered throughout the United States.

                         (b)  There are questions of law and fact
          that are common to the members of the Class and that predominate over any questions affecting any individual members. The common questions include, inter alia, the following:

                              i)   whether the defendants have
               engaged in conduct constituting unfair dealing to the detriment of the public stockholders of BET
               Holdings;

                              ii)  whether the proposed
               acquisition proposal by The Buyout Group of $48 per Class A share is unfair to the public stockholders of BET Holdings because it does not constitute a fair price for the shares of the Company; and

                              iii) whether the defendants have
               breached their fiduciary and common law duties owed by them to plaintiff and the other members of the Class.

                    (c)  The claims of plaintiff are typical of
          the claims of the other members of the Class, and plaintiff has no interests that are adverse or antagonistic to the interests of the Class.

                    (d)  Plaintiff is committed to the vigorous
          prosecution of this action and has retained competent counsel experienced in litigation of this nature. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

                         (e)  The prosecution of separate actions
          by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class, and that would establish incompatible standards of conduct for the party opposing the Class.

                         (f)  Defendants have acted, and are
          about to act, on grounds generally applicable to the Class, thereby making appropriate final injunctive or corresponding declaratory relief with respect to the Class as a whole.

                              CLAIM FOR RELIEF

                    12.  BET Holdings, Inc. operates in two
          principal business segments consisting of cable television programming and magazine publishing. The Company's cable television programming operations are conducted by its Entertainment Group which includes BET Cable Network, BET on Jazz and Action. The Company's publishing operations are conducted through its Publishing Group which publishes Emerge magazine.

                    13.  On June 12, 1997, the Company reported
          its third quarter 1997 fiscal results. Results were better than expected, with reported revenue increasing by 27% to $40.9 million, and net income up 20% to $36 per share. In announcing these results, defendant Johnson stated:

                    We are pleased with the outstanding operating results reported by our core business, the BET Cable Network. During the quarter, BET continued to prove its compelling appeal as it attracted 2.2 million new subscribers, including subscribers to Direct TV, which ensures BET's carriage on all three major satellite delivered programming services.

                              *    *    *    *

                    While the start-up costs associated with pursuing our growth strategy moderate current earnings, we continue to remain confident that these investments position the company for future earnings growth and increased shareholder value (emphasis added).

                    14. In response to BET's Holdings' excellent third quarter results, the investment banking firm of Donaldson, Lufkin & Jenrette ("DLJ") issued a report with a "buy" recommendation an the Company's stock.
          The report took notice of the Company's "improving operating trends" and "renewed focus on driving higher advertising rates." The report went on to state:

                    The fiscal third quarter (year ends July) showed clear evidence of improving operating trends at the core cable network, in particular, spurred by a renewed focus on driving higher advertising rates that should carry through the next quarter and into next year.

                              *    *    *    *

                    We view BET's core programming asset -- the BET Cable Network -- as increasingly attractive in the face of an ever-shrinking pool of independent cable networks that can offer broadscale coverage in a tight cable channel capacity environment. The perceived need for vertical integration by the major media companies such as News Corp., Westinghouse and Disney has sky-rocketed the demand for distribution, while the cable industry's sluggishness in converting to digital has limited the number of networks with critical mass, thus triggering an escalation in transaction prices for cable programmers to record levels.

                    15.  On September 11, 1997, BET Holdings
          announced that it had received an offer from defendant Johnson and Liberty Media to acquire the remaining shares of BET Class A stock that they do not already own for $48 per share (the "Buyout Transaction").

                    16.  That same day, the investment banking
          firm of Lintz Glover White & Co. issued a "strong buy" on the Company's Class A stock with a twelve month price target of $63 per share.

                    17.  Because the Buyout Group has an
          overwhelming controlling interest in the Company's common stock, no third party will likely bid for BET Holdings. Moreover, none of the directors of BET Holdings, all of whom are members of, affiliated with or beholden to the Buyout Group, can meaningfully consider the Buyout Transaction or engage in the equivalent of arm's-length bargaining with the Buyout Group. The Buyout Group will be able to proceed with the Buyout Transaction without an auction or other type of market check to maximize value for BET Holdings's public shareholders. Moreover, by virtue of its control and domination of BET Holdings, The Buyout Group has unique knowledge of the Company and has access to information denied or unavailable to the public.

                    18.  The Buyout Group timed the announcement
          of the Buyout Transaction to place an artificial lid or cap on the market price for BET Holdings' Class A stock to enable them to acquire the minority stock at the lowest possible price.

                    19. In view of the Buyout Group's control of BET Holdings, it is unfair and in violation of defendants' fiduciary duties to consummate the Buyout Transaction without first obtaining a recommendation and input by a truly independent representative of the public stockholders or obtaining the majority approval of the public stockholders.

                    20.  By virtue of the acts and conduct
          alleged herein, the defendants are carrying out a preconceived plan whereby the Buyout Group will acquire the minority public shares of BET Holdings for a price that is grossly inadequate and intrinsically unfair to BET Holdings public shareholders, is substantially below true value and is a product of defendants' conflicts of interest. As a result, the public stockholders of BET Holdings will be wrongfully deprived of their valuable investment in the Company and all of its present and continuing profitability and will receive, in return for their investment, grossly inadequate consideration.

                    21.  Unless enjoined by this Court,
          defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, and will succeed in consummating an unfair transaction by virtue of the unfair dealing complained of herein, all to the irreparable harm of the Class.

                    22.  Plaintiff and the other members of the
          Class have no adequate remedy at law.

                    WHEREFORE, plaintiff demands judgment and relief in its favor and in favor of the Class and against defendants, as follows:

                    A.   Declaring that this action be certified
          as a proper class action and certifying plaintiff as a class representative;

                    B.   Preliminarily and permanently enjoining
          defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating or closing the proposed transaction which will irreparably harm plaintiff and the Class;

                    C. In the event the acquisition proposal is consummated, rescinding it and setting it aside and/or granting rescissory damages;

                    D.   Awarding compensatory damages in an
          amount to be determined upon the proof submitted to the Court.

                    E.   Awarding plaintiff the costs and
          disbursements of this action including reasonable counsel fees;

                    F.   Awarding such other and further relief
          which the Court may deem just and proper.

                              ROSENTHAL, MONHAIT, GROSS
                                & GODDESS, P.A.

                              By:________________________________
                                 Joseph Rosenthal
                                 1401 Mellon Bank Center
                                 919 Market Street
                                 Wilmington, DE  19801
                                 (302) 656-4433

          OF COUNSEL:

          BERNSTEIN LITOWITZ BERGER
            & GROSSMANN LLP
          Vincent R. Cappucci
          1285 Avenue of the Americas
          New York, New York 10019
          (212) 554-1400